SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549


                               Form 8-K

                            CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             December 23, 1996


                         First Mutual Bancorp, Inc.
                  ---------------------------------------
         (Exact name of registrant as specified in its charter)

        Delaware                0 -26184            37-1339075
-----------------------    -----------------     ----------------
    (State or other      (Commission File No.)   (I.R.S. Employer
    jurisdiction of                           Identification No.)


         Registrant's telephone number, including area code:
                          (217) 429-2306

                          Not Applicable
    ---------------------------------------------------------
    (Former name or former address, if changed since last report)

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Item 5.     Other Events.

     On December 23, 1996, First Mutual Bancorp, Inc. (the "Registrant") announced that it had amended its Bylaws to require: (i) that each director of the Registrant own at least 500 shares of common stock of the Registrant and be domiciled in the market area of the Registrant's savings bank subsidiary for at least 24 months prior to such person being nominated for election to the Board of Directors of the Registrant; and (ii) that a stockholder give the Registrant notice at least 120 days in advance of the date of the Registrant's proxy statement released to security holders in connection with the previous year's annual meeting of stockholders (except for the 1997 annual meeting of stockholders where notice must be given at least 120 days prior to the date of the annual meeting) in order to present any proposal for stockholder action at an annual meeting.

     The Registrant also announced its 1997 annual meeting will be held on April 24, 1997.

     For further information, reference is made to the Registrant's Press Release dated December 23, 1996, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following Exhibit is filed as part of this report:

     Exhibit 99.1  Registrant's press release dated December 23,
     1996.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              FIRST MUTUAL BANCORP, INC.



DATE: January 2, 1997         By:  /s/ Paul K. Reynolds
                                   ------------------------------
                                   Paul K. Reynolds, President
                                     and Chief Executive Officer





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